UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2005

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement

        On September 27, 2005, the Compensation Committee granted to each of the non-employee directors, Nicholas A. Giordano, Michael J. McKenna and Robert N. Masucci, an option to purchase 10,000 shares of the Company’s common stock at an exercise price per share of $5.55, the average of the high and low sale price as quoted on the American Stock Exchange on the date of grant. These options were granted pursuant to the Amended and Restated Non-Employee Directors Stock Option Plan. The options vest in three equal installments on each of the first, second and third anniversary of the date of grant and expire ten years from the date of grant. The foregoing summary is not intended to be complete, and is qualified in its entirety by reference to the form of option agreement included as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

10.1          Form of Non-employee director Option Agreement for options issued pursuant to the Amended and Restated Non-Employee Directors Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

	By:	/s/ William J. Kullback

Date: October 3, 2005		William J. Kullback
Chief Financial Officer

INDEX

10.1          Form of Non-employee director Option Agreement for options issued pursuant to the Amended and Restated Non-Employee Directors Stock Option Plan